EXHIBIT 99.2

FEEL THE WORLD, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Feel The World, Inc.

D.B.A. Xero Shoes

Consolidated Financial Statements

F-1

To the Stockholders and Board of Directors of

Feel The World, Inc.

Broomfield, CO

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statements

We have audited the accompanying consolidated financial statements of Feel The World, Inc. and subsidiaries (collectively, the “Company”) which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income/(loss), changes in temporary equity and stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024 and the results of its consolidated operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America, as restated.

Restatement of 2025 and 2024 Consolidated Financial Statements

As discussed in Note 13 to the consolidated financial statements, the Company has restated its 2025 and 2024 consolidated financial statements to correct a misstatement. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Artesian CPA, LLC

Denver, Colorado

May 14, 2026, except for the effects of the restatement discussed in the “Restatement of 2025 and 2024 Consolidated Financial Statements” paragraph above (and Note 13 to the consolidated financial statements), as to which the date is September 23, 2026.

We have served as the Company’s auditor since 2016.

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-2

 FEEL THE WORLD, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2025 and 2024

	December 31, 2025	December 31, 2024
ASSETS	As Restated	As Restated

Current assets:
Cash	$10,134,276	$1,982,681
Accounts receivable, net	2,561,561	3,915,432
Inventory	15,423,514	15,809,733
Inventory in transit	6,908,124	6,859,307
Income tax receivable	858,965	1,474,659
Prepaid expenses	411,932	202,510
Total current assets	36,298,372	30,244,322

Property and equipment, net	1,012,288	1,163,990
Intangible assets, net	1,103,074	784,084
Deposits	118,770	88,548
Deferred tax assets	1,239,485	994,828
Operating lease right-of-use assets	2,193,211	3,006,022
Total assets	$41,965,200	$36,281,794

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$14,584,878	$10,120,255
Customer deposits	433,234	63,113
Deferred revenue	46,607	226,033
Income tax liability	—	62,550
Operating lease liability, current portion	807,749	735,521
Lines of credit, current portion	4,000,000	1,300,000
Total current liabilities	19,872,468	12,507,472

Long-term liabilities:
Lines of credit	—	4,000,000
Operating lease liability, net current portion	1,599,553	2,459,554
Total long-term liabilities	1,599,553	6,459,554

Total liabilities	21,472,021	18,967,026

Commitments and contingencies	—	—

Temporary equity:
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, redemption value and liquidation preferences of $20,291,321 and $18,457,474 as of December 31, 2025 and 2024, respectively	20,291,321	18,457,474
Senior Preferred Stock, $0.0001 par, 500,000 shares authorized, 500,000 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively, aggregate liquidation preference of $12,500,000 as of December 31, 2025	4,859,967	—
Total temporary equity	25,151,288	18,457,474

Stockholders' equity (deficit):
Class A common stock, $0.0001 par, 19,824,168 shares authorized, 5,289,980 shares issued and outstanding as of December 31, 2025 and 2024	529	529
Class B common stock, $0.0001 par, 175,832 shares authorized, 175,707 shares issued and outstanding as of December 31, 2025 and 2024	18	18
Additional paid-in capital	647,744	604,464
Treasury stock	(4,424)	(4,424)
Retained earnings/(accumulated deficit)	(4,905,233)	(699,478)
Accumulated other comprehensive income/(loss)	(396,743)	(1,043,815)
Total stockholders' equity (deficit)	(4,658,109)	(1,142,706)

Total liabilities, temporary equity and stockholders’ equity (deficit)	$41,965,200	$36,281,794

See Report of Independent Registered Public Accounting Firm and accompanying notes, which are an integral part of these consolidated financial statements.

F-3

FEEL THE WORLD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the years ended December 31, 2025 and 2024

	For the Years Ended
	December 31,
	2025	2024
	As Restated	As Restated

Revenue	$64,688,005	$67,623,883
Cost of revenue - product costs	(26,435,483)	(23,305,460)
Cost of revenue - fulfillment costs	(8,910,540)	(10,968,491)
Gross profit	29,341,982	33,349,932

Operating expenses:
General and administrative	5,934,737	10,350,535
Sales and marketing	17,823,520	17,058,557
Research and development	1,754,907	1,699,675
Operations	4,577,196	4,463,067
Total operating expenses	30,090,360	33,571,834

Loss from operations	(748,378)	(221,902)

Other income (expense)
Interest income	—	868
Interest expense	(413,409)	(552,612)
Loss on settlement	(713,279)	—
Other income (expense)	(108,855)	(168,374)
Total other expense	(1,235,543)	(720,118)

Net loss before income taxes	(1,983,921)	(942,020)

Provision for (benefit from) income taxes	387,987	(178,182)

Net loss	$(2,371,908)	$(763,838)

Other comprehensive income (loss)

Foreign currency translation gain (loss)	647,072	(768,344)

Total comprehensive income (loss)	$(1,724,836)	$(1,532,182)

Net loss	$(2,371,908)	$(763,838)
Accretion of Series A redeemable convertible preferred stock to redemption value	(1,833,847)	(1,677,952)

Net loss attributable to common stockholders	$(4,205,755)	$(2,441,790)

Weighted average common shares outstanding, basic and diluted	5,465,687	5,465,687

Net loss per share attributable to common stockholders, basic and diluted	$(0.77)	$(0.45)

See Report of Independent Registered Public Accounting Firm and accompanying notes, which are an integral part of these consolidated financial statements.

F-4

FEEL THE WORLD, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2025 and 2024

	Temporary Equity				Stockholders' Equity (Deficit)
	Series A Preferred Stock		Senior Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional paid-in capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$
Balances, December 31, 2023, as previously reported	3,681,234	$368	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$8,458,844	$(275,471)	$10,523,215	$18,703,078
Restatement adjustment*	—	16,779,154	—	—	—	—	—	—	—	—	(7,998,251)	—	(8,780,903)	(16,779,522)
Balances, December 31, 2023, as restated	3,681,234	$16,779,522	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$460,593	$(275,471)	$1,742,312	$1,923,557

Stock compensation	—	—	—	—	—	—	—	—	—	—	143,871	—	—	143,871
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(768,344)	—	(768,344)
Accretion of Series A redeemable convertible preferred stock	—	1,677,952	—	—	—	—	—	—	—	—	—	—	(1,677,952)	(1,677,952)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(763,838)	(763,838)

Balances, December 31, 2024, as restated	3,681,234	$18,457,474	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$604,464	$(1,043,815)	$(699,478)	$(1,142,706)

Shares issued for senior preferred stock sale, net of offering costs	—	—	500,000	4,859,967	—	—	—	—	—	—	—	—	—	—
Stock compensation	—	—	—	—	—	—	—	—	—	—	43,280	—	—	43,280
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	647,072	—	647,072
Accretion of Series A redeemable convertible preferred stock	—	1,833,847	—	—	—	—	—	—	—	—	—	—	(1,833,847)	(1,833,847)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(2,371,908)	(2,371,908)

Ending balance, December 31, 2025, as restated	3,681,234	$20,291,321	500,000	$4,859,967	5,289,980	$529	175,707	$18	1,125	$(4,424)	$647,744	$(396,743)	$(4,905,233)	$(4,658,109)

*	Includes $(368) to remove the Series A Preferred Stock previously included within total stockholders’ equity.

See Report of Independent Registered Public Accounting Firm and accompanying notes, which are an integral part of these consolidated financial statements.

F-5

FEEL THE WORLD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2025 and 2024

	For the Years Ended
	December 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(2,371,908)	$(763,838)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of loan fees	—	43,094
Depreciation and amortization	485,530	526,036
Inventory adjustments	414	288,515
Deferred taxes	(244,657)	(508,206)
Stock based compensation	43,280	143,871
Write-off of unrecoverable cash	406,719	—
Credit loss expense	59,350	279,394
Changes in operating assets and liabilities:
Accounts receivable	887,802	(1,080,023)
Prepaid expenses	(244,422)	(29,687)
Income tax receivable	958,316	(935,307)
Deposits	(30,222)	3,867
Inventory	385,805	34,857
Inventory in transit	(48,817)	(4,133,193)
Operating lease right-of use asset	812,811	602,821
Accounts payable and accrued expenses	4,464,623	4,165,186
Income tax payable	(405,172)	62,550
Customer deposits	370,121	(18,108)
Operating lease liability	(787,773)	(620,118)
Deferred revenue	(179,426)	(102,363)
Net cash provided by (used in) operating activities	4,562,374	(2,040,652)

Cash flows from investing activities:
Additions to intangible assets	(345,272)	(226,340)
Purchase of property and equipment, net	(272,546)	(355,572)
Net cash used in investing activities:	(617,818)	(581,912)

Cash flows from financing activities:
Repayments on term loans	—	(325,000)
Repayments on lines of credit	(1,300,000)	—
Proceeds from the sale of senior preferred stock, net	4,859,967	—
Net cash provided by (used in) financing activities	3,559,967	(325,000)

Effect of foreign currency translation	647,072	(768,344)

Net increase (decrease) in cash	8,151,595	(3,715,908)

Cash, beginning of year	1,982,681	5,698,589

Cash, end of year	$10,134,276	$1,982,681

Supplemental disclosures of cash flow information:
Cash paid for interest	$413,409	$509,518
Cash paid for income taxes	$20,252	$1,081,411

See Report of Independent Registered Public Accounting Firm and accompanying notes, which are an integral part of these consolidated financial statements.

F-6

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

NOTE 1: DESCRIPTION OF BUSINESS

Nature of Business

Feel The World, Inc. (the “Company”), is a corporation organized on December 17, 2010, under the laws of Delaware. The Company sells footwear to retailers, distributors, and direct to consumers. Feel the World EU B.V., a private limited liability company formed under the laws of the Netherlands on September 5, 2019, is a wholly owned subsidiary of the Company. Xero Shoes EU s.r.o., a private limited liability company formed under the laws of the Czech Republic on July 15, 2021, is a wholly owned subsidiary of Feel the World EU B.V. Feel the World UK Ltd. is a private limited liability company formed on September 7, 2023 under the law of the United Kingdom. Feel The World, Inc. and its subsidiaries are collectively referred to as the “Company”, “we”, “our”, and “us” in this report.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Basis of Consolidation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).

The Company adopted the calendar year as its basis of reporting.

The Company prepares consolidated financial statements in accordance with GAAP. These consolidated financial statements include all accounts of Feel the World, Inc., along with its fully owned subsidiaries, Feel the World EU B.V, Feel the World U.K, and Xero Shoes EU s.r.o. All transactions and balances between and among the aforementioned companies have been eliminated in consolidating the accounts for consolidated financial statement presentation. The accounting and reporting policies of the Company conform to GAAP.

Foreign Currency

The consolidated financial statements are presented in United States Dollars, (“USD”), which is the reporting currency and the functional currency of the Company’s U.S. operations. The functional currency of the subsidiaries is their local currency. In accordance with ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their USD equivalents using foreign exchange rates which prevailed at the consolidated balance sheet date. Non-monetary assets and liabilities are translated at the exchange rate prevailing at the transaction date. Revenue and expenses were translated at the prevailing rate of exchange at the date of the transaction. When it is impractical to track the exchange rates at the date of transactions, weighted average rates were applied as permitted by Topic 830. Related translation adjustments are reported as a separate component of stockholders’ equity (deficit), whereas gains or losses resulting from foreign currency transactions are included other income/(expense) on the consolidated statements of operations and comprehensive income/(loss) . For the year ended December 31, 2025, the foreign currency translation gain was $647,072. For the year ended December 31, 2024, the foreign currency translation loss was $768,344.

Cash Equivalents and Concentration of Cash Balance

The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed insured limits provided by the Federal Deposit Insurance Corporation (“FDIC”) and its international equivalents. On December 31, 2025 and 2024, the Company’s cash balances exceeded such insured limits by $9,768,831 and $1,544,443, respectively. The Company has not experienced any losses as a result of these excess amounts.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are comprised of amounts billed and currently due from customers. Accounts receivable are amounts related to any unconditional right the Company has for receiving consideration and are presented as accounts receivable in the consolidated balance sheets. The Company maintains an allowance for credit losses for estimated losses resulting from the inability of our customers to make required payments. The Company employs the practical expedient to estimate expected credit losses for current accounts receivable by utilizing subsequent cash collections. The evaluation of subsequent cash collections was performed through May 8, 2026, for the annual reporting period ended December 31, 2025.

	Years Ended December 31,
	2025	2024
Beginning balance	$3,915,432	$3,114,803
Revenues, net	64,688,005	67,623,883
Collections, net	(65,972,892)	(66,763,712)
Ending Balance	2,630,545	3,974,974
Allowances	(68,984)	(59,542)
Accounts Receivable, Net	$2,561,561	$3,915,432

F-7

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current industry trends, changes in customer payment terms, and specific customer situations. The Company’s normal collection cycle ranges between 30 and 60 days. Estimated uncollectible amounts are charged to earnings and a credit to allowance. Balances which remain outstanding after reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable. The Company recorded an allowance for credit losses of $68,984 and $59,542 as of December 31, 2025 and 2024, respectively.

	Years Ended December 31,
	2025	2024
Beginning Balance	$59,542	$—
Provision for credit losses	68,792	338,936
Recoveries	—	—
Write-offs	(59,350)	(279,394)
Ending Balance	$68,984	$59,542

Inventory Assets

Inventory is stated at the lower of cost or market and accounted for using the weighted average cost method. The inventory balances as of December 31, 2025 and 2024 consist of products purchased for resale and any materials the Company purchased to modify the products. The Company operates a warehouse to process sales, returns and exchanges in the United States and maintains agreements with third-party logistics providers in the Czech Republic, United Kingdom and the People’s Republic of China. The inventory held in the warehouses is finished goods available for resale. The Company regularly evaluates inventory for possible impairment and estimate inventory market value based on several subjective assumptions including estimated future demand and market conditions, as well as other observable factors such as current sell-through of the Company's products, recent changes in product demand, global and regional economic conditions, historical experience selling through liquidation and price discounted channels, and the amount of inventory on hand. If the estimated inventory market value is less than the carrying value, the carrying value is adjusted to market value and the resulting impairment charge is recorded in cost of goods sold in the consolidated statements of operations and comprehensive income/(loss). The Company wrote off inventory worth $414 and $288,515 for the years ended December 31, 2025 and 2024, respectively. The write-off amount for both years includes inventory impairment, loss, disposal for damaged inventory due to returns or quality control issues. Some of these shoes were destroyed, and the majority were donated to charity. Once an inventory write-down is recorded, it is not reversed even if the net realizable value subsequently increases.

Inventory in Transit

Inventory in transit includes products manufactured for sale that have been shipped by the suppliers but have not yet been received at our warehouses.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is recorded for property and equipment using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. Depreciation for footwear molds and lasts of $299,504 and $370,467 are included in cost of revenue for the years ended December 31, 2025 and 2024, respectively. The balances as of December 31, 2025 and 2024 mainly consist of footwear manufacturing assets and equipment assets with 3-10 year lives.

Capital assets and depreciation expense as of December 31, 2025 and 2024(full year depreciation) are as follows:

	December 31, 2025	December 31, 2024
Footwear molds	$2,493,312	$2,289,057
Footwear lasts	21,840	21,840
Furniture and equipment	826,400	767,000
Trade show booth	37,066	29,755
Website	30,000	30,000
Leasehold improvements	158,768	158,768
	3,567,386	3,296,420
Accumulated depreciation	(2,555,098)	(2,132,431)
Property and equipment, net	$1,012,288	$1,163,990
Depreciation expense	$424,248	$498,197

F-8

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Leases and Leasehold Improvements

We determine if an arrangement is, or contains, a lease at inception of the contract. As a lessee, we consider a contract to be, or contain, a lease if the contract conveys the right to control the use of an identified asset in exchange for consideration. We recognize in the consolidated balance sheets the obligation to make lease payments and a right-of-use (“ROU”) asset representing our right to use the underlying asset for the lease term. As an accounting policy election, we do not record leases with an initial term of 12 months or less on the consolidated balance sheets, instead we recognize lease expense for these leases on a straight-line basis over the lease term. Additionally, we elected the practical expedients made available under the updates as our accounting policy to not separate lease and non-lease components by class of underlying asset. For leases that commenced before January 1, 2023, we have applied the modified retrospective transition method which resulted in comparative information not being restated. The new lease accounting standard, ASC Topic 842, Leases, provides several optional practical expedients for transition. We elected the package of practical expedients, which permits us to not reassess our prior conclusions about lease identification, lease classification and initial direct costs.

Right-of-use assets and liabilities are initially measured at the present value of lease payments over the lease term, discounted using the interest rate implicit in the lease at the commencement date. ROU assets are adjusted for any lease payments made prior to lease commencement, lease incentives, and accrued rent. If the rate implicit in the lease cannot be readily determined, we discount the lease using our incremental borrowing rates. Our leases may include options to extend or terminate the lease. When it is reasonably certain that we will exercise such an option, the lease term includes those periods. Lease expense for operating leases is recognized on a straight-line basis over the lease term. Variable costs, such as maintenance expenses, property taxes, property insurance, transaction-based lease payments and index-based rate increases, are expensed as incurred. Right-of-use assets are reviewed for impairment when events or circumstances indicate that the carrying amount may not be recoverable. For operating leases, if deemed impaired, the ROU asset is written down and the remaining balance is subsequently amortized on a straight-line basis.

Any leasehold improvements made by the Company to the underlying assets for the need of our operations are capitalized and recognized separately from the ROU assets. The leasehold improvements are subsequently amortized over the shorter of the useful life of leasehold improvements or the remaining lease term.

Intangible Assets and Impairment of Long-Lived Assets

There are numerous patents and trademarks important to the Company’s business. Most of our trademarks are registered. As long as the Company intends to continue using its trademarks, they are renewed indefinitely. The Company files for and actively defends its patents. Patents are amortized over a 20-year useful life with patent amortization expense of $48,186 and $27,839 for the years ended December 31, 2025 and 2024, respectively.  Internal-use software is amortized over a 3-5 year useful life with amortization expense of $13,096 and $0 for the years ended December 31, 2025 and 2024, respectively.

The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that consider factors such as economic and market conditions and the useful lives of assets. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of an asset is less than its carrying amount, then the Company records impairment of the asset.

Fair Value of Financial Instruments

Management applies fair value accounting for significant financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements. Management defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, management considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.

•	Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The carrying amounts reported in the consolidated balance sheets approximate their fair value.

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers. The Company performs ongoing internal credit evaluations of its customers’ financial condition, obtains deposits and limits the amount of credit extended when deemed necessary but generally requires no collateral.

F-9

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Significant customers are those which represent more than 10% of the Company’s revenue for each period presented, or the Company’s accounts receivable balance as of each respective consolidated balance sheet date. For each significant customer, revenue as a percentage of total revenue and accounts receivable as a percentage of total net accounts receivable are as follows:

	Revenue For the years ended December 31,		Accounts Receivable December 31,
Customers	2025	2024	2025	2024
Customer A	10%	—%	37%	3%
Customer B	5%	6%	25%	24%
Customer C	2%	16%	—%	8%

Accounts Payable

Any contractual obligations for payments stemming from goods and services delivered by our suppliers and vendors are recognized in the reporting periods when costs and expenses are incurred but no payment arrangements have been made.

Customer Deposits

At the time an order is placed, some international distributors pay a portion of their order or full amount based on the payment terms and conditions stipulated in their contracts with the Company. In accordance with revenue recognition policies (see below), these amounts are recorded as a liability until all revenue recognition conditions have been met.

Contract Balances

Contract assets arise when the revenue associated prior to the Company’s unconditional right to receive a payment under a contract with a customer (i.e., unbilled revenue) and are derecognized when either it becomes a receivable or the cash is received. There were no contract assets as of December 31, 2025 and 2024.

Contract liabilities arise when customers remit cash payments for orders in advance of the Company satisfying its performance obligations under the contract and are derecognized when the revenue associated with the contract is recognized when the performance obligation is satisfied through the shipment of customer orders. Contract liabilities are almost exclusively related to remittances of online direct to consumer product sales and are typically satisfied within one week of occurrence. Contract liabilities were $46,607 and $226,033 as of December 31, 2025 and 2024, respectively. All revenue associated with contract liabilities as of December 31, 2024 were recognized during 2025.

	Years Ended December 31,
	2025	2024
Beginning Balance	$226,033	$328,396
Prior year contract liabilities recognized as revenue in current year	(226,033)	(328,396)
Cash received in advance of performance	46,607	226,033
Other significant changes	—	—
Ending Balance	$46,607	$226,033

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 when shipment of goods to its customers has occurred satisfying its performance obligations, acceptance has been approved by its customers, the fee is fixed or determinable, and collection of any related receivable is probable. ASC Topic 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

Sales tax is collected on sales in all states with a sales tax and the District of Columbia. These taxes are recorded as a liability until remittance.  Liabilities are recorded for store credit issued to customers.

F-10

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

The Company generates revenues in two business segments: (1) the North American operations which includes all foreign distributors outside of Europe, and (2) European operations which includes the European Union countries and the Middle Eastern wholesale accounts. The Company primarily sells through three channels: direct-to-consumer, third-party platforms such as Amazon, and wholesale/distribution.

The following tables present the Company's revenues disaggregated by reportable operating segments and distribution channel:

	For the Years Ended
	December 31,
Net revenue by geography:	2025	2024
North America	$50,173,497	$54,487,979
Europe	14,514,508	13,135,904
Total	$64,688,005	$67,623,883

Net revenue by channel:	2025	2024
Direct-to-consumer	$41,833,872	$44,818,883
Wholesale/Distributor	15,829,923	15,063,540
Amazon	7,024,210	7,741,460
Total	$64,688,005	$67,623,883

Product sales	2025	2024
Gross product sales	$72,965,125	$75,828,688
Returns, allowances and chargebacks	(8,186,705)	(9,756,215)
Discounts	(1,785,921)	(1,847,877)
Net product sales	62,992,499	64,224,596
Shipping revenue	1,695,506	3,399,287
Total	$64,688,005	$67,623,883

The Company records an accrual for estimated product returns and warranty claims at the time revenue is recognized, in accordance with its returns and warranty policies. The accrual is based on historical experience, current trends, and management’s judgment. Historically, this allowance has ranged between approximately 12% and 15% of gross revenue. The allowance is reviewed monthly and adjusted as necessary to reflect management’s best estimate of future returns and warranty obligations.

Merchant Account Fees

The Company includes credit card merchant account fees as cost of goods sold in the consolidated statements of operations and comprehensive income/(loss). For the years ended December 31, 2025 and 2024, the Company had merchant account fees of $1,318,257 and $1,431,235, respectively.

Shipping and Handling Costs and Fees

Shipping and handling costs are expensed as incurred and are included in cost of goods sold in the consolidated statements of operations and comprehensive income/(loss). Shipping and handling fees billed to customers are included in revenues.

Advertising

Advertising costs are expensed as incurred.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2025 and 2024, the Company has evaluated available evidence and concluded that the Company may not realize all the benefits of its deferred tax assets; therefore, a valuation allowance has been established for its deferred tax assets.

F-11

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

Stock-Based Compensation

The Company accounts for stock-based compensation expense in accordance with the authoritative guidance on share-based payments. Under the provisions of the guidance, stock-based compensation expense is measured at the grant date based on the fair value of the option or warrant using a Black-Scholes option pricing model and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

The authoritative guidance also requires that the Company measures and recognizes stock-based compensation expense upon modification of the term of stock award. The stock-based compensation expense for such modification is accounted for as a repurchase of the original award and the issuance of a new award.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, stock price volatility, and the pre-vesting option forfeiture rate. The Company estimates the expected life of options granted based on historical exercise patterns, which are believed to be representative of future behavior. The Company estimates the volatility of the Company’s common stock on the date of grant based on historical volatility. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. The Company estimates the forfeiture rate based on historical experience of its stock-based awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the estimate, stock-based compensation expense could be significantly different from what was recorded in the current period. The Company also grants performance based restricted stock awards to employees and consultants. These awards will vest if certain employee\consultant-specific or company-designated performance targets are achieved. If minimum performance thresholds are achieved, each award will convert into a designated number of the Company’s common stock. If minimum performance thresholds are not achieved, then no shares will be issued. Based upon the expected levels of achievement, stock-based compensation is recognized on a straight-line basis over the requisite service period. The expected levels of achievement are reassessed over the requisite service periods and, to the extent that the expected levels of achievement change, stock-based compensation is adjusted in the period of change and recorded on the consolidated statements of operations and the remaining unrecognized stock-based compensation is recorded over the remaining requisite service period. Refer to Note 8.

Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings (loss) per share (“EPS”) on the face of the consolidated statements of operations and comprehensive income/(loss). Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2025 and 2024, the Company had 3,923,734 and 4,007,891, respectively, common stock equivalents outstanding.

Indemnification

The Company provides indemnification of varying scope to certain customers against claims of intellectual property infringement made by third parties arising from the use of the Company’s software. In accordance with authoritative guidance for accounting for guarantees, the Company evaluates estimated losses for such indemnification. The Company considers such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, no such claims have been filed against the Company and no liability has been recorded in its consolidated financial statements.

As permitted under Delaware law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. In addition, the Company has directors’ and officers’ liability insurance coverage that is intended to reduce its financial exposure and may enable it to recover any payments above the applicable policy retention.

F-12

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Redeemable Preferred Stock

The Company evaluates each series of preferred stock at issuance to determine whether it should be classified as a liability, as temporary equity, or within permanent stockholders' equity (deficit), and reassesses that classification upon any modification of the instrument's terms.

Preferred stock is classified as a liability under ASC 480, Distinguishing Liabilities from Equity, if it is mandatorily redeemable, which is if the Company has an unconditional obligation to redeem the instrument by transferring assets at a specified or determinable date, or upon an event certain to occur, other than an obligation that arises only upon the liquidation or termination of the Company.

Preferred stock that is not classified as a liability is classified outside of permanent stockholders' equity (deficit), as temporary equity, if it is redeemable (i) at a fixed or determinable price on a fixed or determinable date, (ii) at the option of the holder, or (iii) upon the occurrence of an event that is not solely within the control of the Company, in accordance with ASC 480-10-S99. This determination is made without regard to the probability that any such event will occur. Preferred stock that is not redeemable, or that is redeemable only upon the occurrence of events solely within the Company's control, is classified within permanent stockholders' equity/(deficit).

Redeemable preferred stock is initially recorded at its fair value on the date of issuance, net of issuance costs. Issuance costs are recorded as a reduction of the carrying amount of the instrument and are not expensed. Subsequent to issuance, the Company measures redeemable preferred stock as follows:

  An instrument is considered currently redeemable when the holder is presently able to require the Company to redeem the instrument, notwithstanding any customary notice or settlement period. The carrying amount of a currently redeemable instrument is adjusted to the maximum amount that would be payable upon redemption as of each balance sheet date, without regard to the likelihood that the holder will exercise the redemption right.

  For an instrument that is not currently redeemable, the Company assesses at each reporting date whether it is probable that the instrument will become redeemable. If redemption is probable, the Company adjusts the carrying amount to the redemption amount as of the end of each reporting period, recognizing changes in the redemption amount immediately as they occur. ASC 480-10-S99 alternatively permits an entity to accrete changes in the redemption amount over the period from the date of issuance to the earliest redemption date using the interest method; the Company has elected the immediate recognition method and applies that election consistently to all redeemable equity instruments. If redemption is not probable, no adjustment to the carrying amount is recorded, and the Company reassesses that determination at each reporting date.

Reductions in the carrying amount of redeemable preferred stock are recognized only to the extent of increases previously recognized, and in no case is the carrying amount reduced below the instrument's initial carrying amount.

Increases and decreases in the carrying amount of redeemable preferred stock are treated in the same manner as dividends on nonredeemable stock and are recorded as charges or credits against retained earnings or, in the absence of retained earnings, against additional paid-in capital. Such amounts are deducted from, or added to, net loss in determining net loss attributable to common stockholders for purposes of computing net loss per share. See Notes 7 and 9.

F-13

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Contingencies

The Company records a liability when the Company believes that it is both probable that a loss has been incurred, and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible, and the loss or range of loss can be estimated, the Company discloses the possible loss in the notes to the consolidated financial statements. The Company reviews the developments in its contingencies that could affect the amount of the provisions that has been previously recorded, and the matters and related possible losses disclosed. The Company adjusts provisions and changes to its disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability and the estimated amount.

Legal costs associated with loss contingencies are accrued based upon legal expenses incurred by the end of the reporting period.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions related to the allowance for credit losses, the estimated useful lives and recoverability of long-lived assets, stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Actual results could differ materially from those estimates.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s consolidated financial statements upon adoption.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to enhance the reportable segment disclosures”. The guidance requires additional disclosures about significant segment expenses. The guidance is effective for the public companies with fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024 with early adoption permitted. The adoption did not have an impact on its consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments—Credit Losses (Topic 326): Measurements of Credit Losses for Accounts Receivable and Contract Assets” (“ASU 2025-05”). The amendments in this update provide a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under FASB ASC 606. Under ASU 2025-05, an entity is required to disclose whether it has elected to use the practical expedient. ASU 2025-05 is effective for annual periods, including interim reporting periods within annual reporting periods, beginning after December 15, 2025 with early adoption permitted. The Company has chosen to adopt this standard as of December 31, 2025. The adoption did not have an impact on its consolidated financial statements.

In March 2024, the FASB issued ASU 2024-01, “Compensation - Stock Compensation (Topic 718): Scope application for profits interest and similar awards” (“ASU 2024-01”). This update adds an illustrative example to demonstrate how an entity should apply the scope guidance to determine whether profits interest and similar awards (“profits interest awards”) should be accounted for in accordance with Topic 718. ASU 2024-01 is effective for fiscal years beginning after December 15, 2025 or the interim period in which the Company loses emerging growth company status. Early adoption is permitted. ASU 2024-01 should be applied retrospectively to all prior periods presented in the financial statements or prospectively. The Company has chosen to adopt this standard for the year ended December 31, 2025. The adoption did not have an impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which focuses on the rate reconciliation and income taxes paid. This ASU requires disclosure, on an annual basis, a tabular rate reconciliation using both percentages and currency amounts, broken out into specified categories with certain reconciling items further broken out by nature and jurisdiction to the extent those items exceed a specified threshold. In addition, the ASU requires disclosure of income taxes paid, net of refunds received disaggregated by federal, state/local, and foreign and by jurisdiction if the amount is at least 5% of total income tax payments, net of refunds received. The ASU is effective for public business entities for annual periods beginning after December 15, 2024 and effective for all other business entities one year later. Entities should adopt this guidance on a prospective basis, though retrospective application is permitted. The Company has elected to adopt this standard for the year ended December 31, 2025. The adoption did not have an impact on its consolidated financial statements.

F-14

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Reclassifications to Previously Issued Financial Statements

The 2024 consolidated financial statements were previously issued in conjunction with a filing with the Securities and Exchange Commission under Form 10 on May 14, 2026 and Form 1-K on August 20, 2025, along with a Report of Independent Registered Public Accounting Firm dated May 14, 2026 and an Independent Auditor’s Report dated August 20, 2025, respectively. Certain numbers in these consolidated financial statements have been reclassified to correct the recording of the 2024 management fees paid to TZP of $200,000 from a component of “Other income (expense)” to “General and Administrative” expense of the “Operating expenses” in the 2024 Consolidated Statements of Operations and Comprehensive Income (Loss). This reclassification did not affect net loss or stockholders’ equity but did change the “total operating expenses” and “Loss from operations” in the Consolidated Statements of Operations and Comprehensive Income (Loss).

NOTE 3: RELATED PARTY TRANSACTIONS

Equity Sale to TZP

On March 21, 2025, the Board of Directors approved an equity financing and issued 500,000 shares of Senior Preferred Stock to TZP Group Investments, L.P. at a purchase price of $10.00 per share, including participation by an entity affiliated with directors Jo-Anne Kruse and Marc Schneider, who are affiliated with TZP Group Holdings, L.P. and its related entities; after considering the terms of the financing and the related party relationships involved, the Board determined that the transaction is fair and in the best interests of the Company and its stockholders and was conducted on terms consistent with those that would be expected in an arm’s-length transaction. See discussions of the related redemption price on the preferred stock in Note 7. Series A holders’ presently exercisable right to compel redemption of $20,291,321.

Management Fees

During each of the years ended December 31, 2025 and 2024, the Company paid $200,000 to TZP Group Investments Manager, LP for management fees. These expenses are included in general and administrative expenses on the Company’s consolidated statements of operations and other comprehensive income/(loss).

NOTE 4: INTANGIBLE ASSETS

The Company capitalizes costs associated with software developed for internal use, including payroll for employees directly involved in development and external consulting fees, once the project has reached the application development stage in accordance with ASC 350-40.  Amortization is computed using the straight-line method over an estimated useful life of 3–5 years. During the year ended December 31, 2025, the Company amortized $13,096 in costs related to new software development.

Patent and trademark values are reviewed annually for potential impairment. The Company determined that no impairment is currently warranted. The intangibles carrying amount and amortization expense as of December 31, 2025 and 2024 are as follows:

	December 31, 2025	December 31, 2024
Patents	$536,341	$433,989
Trademarks	393,426	386,934
Internal-use software	271,428	—
Intangible assets	1,201,195	820,923
Accumulated amortization	(98,121)	(36,839)
Intangible assets, net	$1,103,074	$784,084
Amortization expense	$61,282	$27,839

NOTE 5: BUSINESS LOANS AND LINES OF CREDIT

The Company’s outstanding borrowings consisted of the following as of December 31, 2025 and December 31, 2024:

	December 31, 2025	December 31, 2024
JPMorgan Chase Loan	$—	$1,300,000
JPMorgan Chase Line of Credit	4,000,000	4,000,000
Total Borrowings	$4,000,000	$5,300,000

On November 12, 2024, the Company entered into a credit agreement with JP Morgan Chase comprised of a term commitment for $2,000,000 and a revolving commitment for $4,000,000. The term commitment had a maturity date of November 12, 2025, at which time payment of the full principal amount was due. The revolving commitment had a maturity on November 12, 2025. On February 2, 2023, the Company drew and utilized the full credit available under the revolving commitment of $4,000,000.   In 2025, JPMorgan extended the maturity date of the revolving lines of credit to February of 2026.

The interest rate for both the term and revolving commitment is OFR plus 3.250%. For the year ending December 31, 2025, the weighted average interest rates for the term and revolving commitments were approximately 7.53% and 7.49%, respectively. For the year ended December 31, 2024, the weighted average interest rates for the term and revolving commitments were approximately 10.25% and 8.30%, respectively. Additionally, a commitment fee of 0.25% is paid on the unused balance of the revolving commitment. Borrowings under this credit agreement are secured by substantially all the assets of the Company.

F-15

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

The credit agreement requires the Company to maintain a maximum total leverage ratio of 2.50 and a minimum fixed-charge coverage ratio of 1.20. Additionally, the credit agreement limits the Company’s indebtedness, in addition to various covenants. As of December 31, 2025, the Company was in compliance with all financial covenants under the credit agreement.

As of December 31, 2025, the balance of the term commitment was fully repaid and the revolving commitment was $4,000,000. Total interest expense for the years ended December 31, 2025 and 2024 was $413,409 and $509,518, respectively.

Future minimum principal payments on the Company’s outstanding debts as of December 31, 2025 are as follows:

Minimum Payments
2026	$4,000,000
Total Borrowings	$4,000,000

NOTE 6: LEASES

The Company operates in one leased location for office in Broomfield, Colorado and one leased warehouse location in Denver, Colorado. We also entered into master lease agreements for certain office equipment. Our operating leases expire at various dates through the year 2031 and generally include options for renewal. The exercise of lease renewal options is at the Company’s sole discretion. Our operating lease agreements do not contain any material residual value guarantees or material restrictive covenants. As of December 31, 2025, we had operating lease right-of-use assets and operating lease liabilities of $2,193,211 and $2,407,302, respectively. As of December 31, 2024, we had operating lease right-of-use assets and operating lease liabilities of $3,006,022 and $3,195,075, respectively.

Lease expense is recognized in Operations expense within the consolidated statements of operations and comprehensive income/(loss) and primarily consisted of operating lease costs of $924,928 and $928,277, short-term lease costs of $33,349 and $30,197, and variable lease costs of $14,593 and $74,058 for the reporting years ended December 31, 2025 and 2024, all respectively.

The following table includes supplemental information related to operating leases:

	December 31, 2025	December 31, 2024
Cash paid for amounts included in the measurement of lease liabilities: Operating cash flows from operating lease	$960,271	$941,819
Weighted average remaining lease terms (years): Operating leases	4.28	4.81
Weighted average discount rate: Operating leases	8.48%	7.83%

The undiscounted cash flows for future maturities of the Company’s operating lease liabilities and the reconciliation to the operating lease liabilities recognized in the consolidated balance sheets are as follows:

December 31, 2025
2026	$983,035
2027	560,236
2028	347,676
2029	355,143
Thereafter	710,310
Total Lease Payments	2,956,400
Less: Imputed Interest	(549,098)
Present Value of Lease Liabilities	$2,407,302

F-16

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

NOTE 7: TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

Capital Stock

The Company’s amended Articles of Incorporation authorized 19,824,168 shares of Class A Voting Common Stock ($0.0001 par), 175,832 shares of Class B Non-Voting Common Stock ($0.0001 par), 3,681,234 shares of Series A Preferred Stock ($0.0001 par), and 500,000 shares of Senior Preferred Stock ($0.0001 par).

As of December 31, 2025 and 2024, the Company had 5,289,980 shares of Class A Voting Common Stock issued and outstanding. As of December 31, 2025 and 2024, the Company had 175,707 shares of Class B Non-Voting Common Stock issued and outstanding. The Company had 3,681,234 shares of Series A Preferred Stock issued and outstanding as of December 31, 2025 and 2024. Additionally, the Company has reserved 733,424 shares of Class A Voting Common Stock ($0.0001 par) for issuance under the 2016 Employee Stock Incentive Plan, of which 175,924 remain available for issuance as of December 31, 2025. 500,000 and 0 shares of Senior Preferred Stock were issued and outstanding as of December 31, 2025 and 2024, respectively.

The Class A Voting Common Stock and the Class B Non-Voting Common Stock are identical in all respects except that each holder of the Class A Voting Common Stock shall be entitled to cast one vote for each outstanding share while Class B Common Stock do not have voting rights. No holder of shares of Class A Voting Common Stock or Class B Non-Voting Common Stock shall be entitled to preemptive or subscription rights. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock of the Company are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock of the Company.

The holders of Series A Preferred Stock are entitled to various protective provisions and preferences. Holders of Series A Preferred Stock are entitled to vote on an as-converted basis with holders of Class A Common Stock and to appoint directors.

The holders of Series A Preferred Stock are entitled to dividend preferences over holders of Common Stock and to preferred dividends at a rate of 10% per annum of the original issue price ($12,500,000 as of December 31, 2025 and 2024) plus all previously accrued dividends, compounded annually. As of and December 31, 2025 and 2024, accrued dividends of $7,791,322 and $5,957,474, respectively, and were outstanding but undeclared. The dividend rates are subject to dilution protections.

The holders of Series A Preferred Stock are entitled to a liquidation preference over holders of Common Stock but subordinate to Senior Preferred Stock, at the original issuance price ($3.3956) per share plus any accrued and unpaid dividends, providing a total liquidation preference of $20,291,321 and $18,457,474, as of December 31, 2025 and 2024, respectively. The Series A Preferred Stock are convertible, at the holder’s election, into Class A Common Stock at a dilution protected rate that is currently 1:1. The Series A Preferred Stock are mandatorily convertible into Class A Common Stock if and upon a qualifying initial public offering, as defined in the articles of incorporation.

The Series A Preferred Stocks are subject to optional redemption at the holder’s election on or after December 2, 2024, at a price of the greater of the original issuance price ($3.3956 per share) plus any accrued and unpaid dividends or the fair value at the redemption date as agreed between the Company and the holders or based upon a third-party appraisal. As a result of its redemption provisions, the Series A Preferred Stock was not classified as part of stockholders’ equity in the accompanying consolidated balance sheets in accordance with ASC 480-10-S99, “SEC Materials”, and instead is excluded from stockholders’ equity and presented as temporary equity. The carrying balance is adjusted annually for accretion to the redemption value to reflect the accruing dividends on the Series A Preferred Stock.

F-17

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Senior Preferred Stock is non-voting and is not convertible into common stock. Senior Preferred Stock is entitled to various rights, protections, and preferences, including a liquidation preference of 2.5 times the original issuance price of $10.00 per share, equating to $12,500,000 and $0 as of December 31, 2025 and 2024, respectively. During 2025, the Company issued 500,000 shares of Senior Preferred Stock to TZP Group Investments, LP, a related party, for gross proceeds of $5,000,000.

The Senior Preferred Stock ranks senior to the Series A Preferred Stock and to all classes of common stock with respect to distributions upon any liquidation, dissolution or winding up of the Company and upon a deemed liquidation event. Holders of Senior Preferred Stock are entitled to dividends only when, as and if declared by the Board of Directors. The Senior Preferred Stock does not accrue dividends, is not entitled to cumulative dividends, and does not participate in dividends declared on the common stock. No dividends have been declared or paid on the Senior Preferred Stock since issuance.

Because the Senior Preferred Stock is redeemable upon the occurrence of a deemed liquidation event, which is not an event solely within the control of the Company, the Senior Preferred Stock is presented outside of permanent stockholders' equity/(deficit) as temporary equity in the accompanying consolidated balance sheet in accordance with ASC 480-10-S99. The Senior Preferred Stock is not mandatorily redeemable within the meaning of ASC 480-10-25-4, because redemption is conditioned both upon the occurrence of a deemed liquidation event and upon the election of the requisite holders, and neither condition represents an unconditional obligation or an event certain to occur. Accordingly, the Senior Preferred Stock is not classified as a liability. The Senior Preferred Stock was initially recorded at its issuance-date fair value of $4,859,967, representing gross proceeds net of issuance costs. Because the Senior Preferred Stock is not currently redeemable, and the Company has determined that it is not probable that it will become redeemable, the Company has not adjusted the carrying amount of the Senior Preferred Stock to its redemption amount. The Company reassesses this determination at each reporting date. If redemption were to become probable, the Company would accrete the carrying amount to the redemption amount of $12,500,000 (an increase of $7,640,033 as of December 31, 2025) over the period from the date redemption becomes probable to the earliest redemption date, with the resulting charge recorded against retained earnings or, in the absence of retained earnings, additional paid-in capital, and deducted from net loss in determining net loss attributable to common stockholders.

As of December 31, 2025, the aggregate amount payable to the holders of Senior Preferred Stock and Series A Preferred Stock, in priority to the holders of Class A Voting Common Stock and Class B Non-Voting Common Stock, upon a liquidation, dissolution or winding up of the Company or upon a deemed liquidation event was $32,791,321, consisting of $12,500,000 payable to holders of Senior Preferred Stock and $20,291,321 payable to holders of Series A Preferred Stock. As of December 31, 2024, the corresponding amount was $18,457,474, payable entirely to holders of Series A Preferred Stock. Holders of common stock would not be entitled to receive any distribution in respect of their shares unless the amount available for distribution exceeded these amounts.

On November 30, 2022, Lena Phoenix and Steven Sashen each transferred their ownership of 1,600,000 and 1,200,000 Common Stock Voting Class A shares to Summer Dojo LLC, and Autumn Moon LLC, respectively, for estate planning purposes. Summer Dojo LLC, and Autumn Moon LLC, are private equity investment entities and both transferees become the principal owners (defined as holding more than 10% of the Company’s equity) of Feel the World, Inc. after receiving the transferred shares.

F-18

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

NOTE 8: EMPLOYEE STOCK INCENTIVE PLAN

In May 2016, the Company implemented the 2016 Employee Stock Incentive Plan (the “Plan”) for employees and reserved 818,181 shares of Class A Voting Common Stock for issuance under the Plan. The Company’s Board of Directors amended the stock option Plan to reduce the number of authorized options from 818,181 to 733,424 per the terms of the December 2, 2020, stock purchase and exchange agreement. As of December 31, 2025 and 2024, there remains 175,924 and 91,767 shares, respectively, available for issuance under the Plan.

The following table is the summary of stock option activities for the years ended on December 31, 2025 and 2024:

	December 31, 2025		December 31, 2024
	Number of shares subject to options	Weighted-average exercise price	Number of shares subject to options	Weighted-average exercise price
Outstanding - beginning of year	326,657	$5.12	261,657	$4.69
Granted	112,500	5.22	65,000	6.87
Exercised	—	—	—	—
Forfeited	(196,657)	4.54	—	—
Expired	—	—	—	—
Outstanding - end of year	242,500	$5.64	326,657	$5.12
Exercisable - end of year	80,495	$5.26	181,437	$4.22

The Company uses the Black-Scholes option-pricing model to estimate the grant date fair value of stock options, which requires the use of assumptions, including the expected term of the option, expected volatility of its stock price, and the risk-free interest rate, among others. These assumptions reflect best estimates, however; they involve inherent uncertainties including market conditions and employee behavior that are generally outside of the Company’s control. Generally, once stock option values are determined, accounting practices do not permit them to be changed, even if the estimates used are different from actual results. All stock-based compensation is expensed when awarded to employees based on the grant date fair value of the awards over the requisite service period, adjusted for forfeitures. Stock compensation expense of $43,280 and $143,871 was recognized for the years ended December 31, 2025 and 2024, respectively. The intrinsic value of the options outstanding as of December 31, 2025, was $2,743 with an unamortized compensation expense of $475,813 to be recorded over the next three and a half years.

Key data inputs (estimates or assumptions) used to determine the fair value of stock options under the Black-Scholes option-pricing model is summarized in the following table:

	December 31, 2025	December 31, 2024
Risk-free interest rate	4.06% - 4.23%	4.30 - 4.39%
Expected dividend yield	—%	—%
Expected volatility	23.74% - 35.98%	31.80%
Term	7 years	7 years
Fair value of common stock	$5.22	$3.56 - $3.58

The Company’s outstanding options at December 31, 2025 are as follows:

Options Outstanding				Options Exercisable
Exercise Price Range	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$3.40 - $6.87	242,500	8.58	$5.64	80,495	$5.26	$2,743

The Company’s outstanding options at December 31, 2024 are as follows:

Options Outstanding				Options Exercisable
Exercise Price Range	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$3.40 - $6.87	326,657	7.74	$5.12	181,437	$4.22	$572,159

F-19

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Stock compensation is included in general and administrative expense in the Company’s consolidated statements of operations and comprehensive income/(loss).

	For the Years Ended
	December 31,
	2025	2024
Stock-based compensation expense	$43,280	$143,871

The Company has a Long-Term Incentive Plan that sets aside 5% of net proceeds from a liquidity event to be paid to the Company’s employees.

NOTE 9: NET LOSS PER SHARE

Basic net loss per share is computed by dividing net loss attributable to common stockholders for the period by the weighted average shares of common stock outstanding during each period. Diluted net income, when applicable, per share is computed by dividing net income for the period by the weighted average shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company uses the treasury stock method to determine whether there is a dilutive effect of outstanding option grants.

The reconciliations for the numerator and denominator for net loss attributable to common stockholders are as follows:

	For The Years Ended December 31,
	2025	2024

Numerator
Net loss	$(2,371,908)	$(763,838)
Accretion of Series A redeemable convertible preferred stock to redemption value	(1,833,847)	(1,677,952)
Net loss attributable to common stockholders	(4,205,755)	(2,441,790)

Denominator
Weighted average common shares outstanding, basic and diluted	5,465,687	5,465,687

Net loss per share attributable to common stockholders	$(0.77)	$(0.45)

The following securities were excluded from the computation of diluted net loss per share for the periods presented because including them would have been anti-dilutive. Senior Preferred Stock is non-convertible and non-participating, so it is not included in the diluted earnings(loss) per share calculations.

	For the Years Ended December 31,
	2025	2024
Stock options	242,500	326,657
Series A Preferred Stock	3,681,234	3,681,234
Total common stock equivalents	3,923,734	4,007,891

NOTE 10: INCOME TAX

The provision for income taxes for the years ended December 31, 2025 and 2024 are as follows:

	2025	2024

Current
Federal	$338,048	$104,811
State	13,262	41,290
Foreign	11,107	183,922
Total current	362,417	330,023

Deferred
Federal	(295,650)	(336,997)
State	(625)	(75,798)
Foreign	(43,792)	(95,410)
Total deferred	(340,067)	(508,205)

Provision for (benefit from) income taxes	22,350	(178,182)
Return to provision adjustment	365,637	—
Total provision for (benefit from) income taxes	$387,987	$(178,182)

Income taxes are accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities. Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, which result in taxable or deductible amounts in the future. During 2025, the Company finalized certain transfer pricing analyses related to prior-year intercompany transactions, resulting in adjustments recorded as tax expense in the current year in the amount of $365,637. The effective tax rate for 2025 was impacted by the return to provision adjustments related to prior-year tax return filings, including transfer pricing adjustments.

F-20

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Deferred tax assets and liabilities as of December 31, 2025 and 2024, are as follows:

	2025	2024
Deferred tax assets:
Employee stock option	$89,174	$78,484
Lease liability	592,646	786,227
Capitalized Section 174 Expenses	313,419	900,243
Interest Expense Limitation	97,910	95,521
Charitable Contributions	131,461	44,882
Net Operating Loss	936,163	185,691
R&D Credit	—	7,038
	2,160,773	2,098,086

Deferred tax liabilities:
Property and equipment	(267,938)	(257,742)
Amortization	(24,853)	(21,715)
Right of Use Asset	(539,940)	(733,520)
	(832,731)	(1,012,977)

Valuation Allowance	(88,557)	(90,281)

Net deferred tax asset	$1,239,485	$994,828

The following table reconciles the statutory federal income tax rate to actual rates based on net income or loss before income taxes as of December 31, 2025 and 2024 respectively:

	December 31, 2025	December 31, 2024
U.S. federal taxes at statutory rate	21.00%	21.00%
State income taxes, net of federal tax benefit	-0.50%	2.89%
Effect of non-U.S. operations	-0.36%	-2.09%
Permanent differences	-10.22%	4.00%
Research and development credits	—%	7.01%
NOLs & Valuation Allowance	0.00%	0.53%
Return to Provision	-34.19%	-14.44%
Other	4.71%	0.00%
Effective income tax rate	-19.56%	18.90%

The Company is not presently subject to any income tax audit in any taxing jurisdiction. Tax returns for periods before December 31, 2020 are no longer open for audit. The Company has a net operating loss in the Netherlands of approximately $466,000 and in the Czech Republic of approximately $0 that can be carried forward five years. A valuation allowance has been established on the net operating loss generated in the Netherlands as it is more-likely-than not that this deferred tax asset will not be realized.

NOTE 11: CONTINGENCIES

In the normal course of business, the Company may become involved in legal proceedings and claims. In accordance with ASC 450, Contingencies, the Company accrues a liability for such matters when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. When a range of reasonably possible loss exists, the Company accrues the most probable amount within the range. If no amount within the range is a better estimate than any other amount, the minimum amount in the range is accrued. Such accruals may include estimates of potential damages, external legal fees, and other directly related costs expected to be incurred.

Legal Proceedings

Tazinique Echols v. Feel the World, Inc. (pre-litigation ADA demand):

On January 20, 2026, Feel the World, Inc. received a pre-suit demand letter from Equal Access Law Group PLLC on behalf of Tazinique Echols, a visually impaired individual, alleging that accessibility barriers on xeroshoes.com violated Title III of the ADA by preventing her from completing an online purchase; the letter states an intent to seek injunctive relief, statutory damages where available, interest, and attorneys’ fees if litigation is filed, and offers to resolve the matter in exchange for remediation of the website and a $15,000.00 dollar payment and release.

F-21

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

Anthony Devies v. Feel the World, Inc. d/b/a Xero Shoes (threatened TCPA class action):

On October 26, 2025, the class action firm Shamis & Gentile, P.A. sent a certified-mail demand letter to Feel the World, Inc. d/b/a Xero Shoes asserting that automated telemarketing text messages were sent from short code 65099 to consumer Anthony Devies’cellular telephone without prior express consent and despite his registration on the National Do Not Call Registry, and stating that, absent a response by November 16, 2025, counsel will pursue a putative class action under the Telephone Consumer Protection Act seeking monetary and injunctive relief. As of March 17, 2026, Feel The World, Inc.'s attorney filed a motion-to-dismiss and the Plaintiff’s opposition briefing is still to come.

While certain threatened litigation matters exist, these matters are in the early stages, and management is unable to determine whether a loss is probable or reasonably possible, or to reasonably estimate the amount or range of potential loss, if any. Accordingly, no provision has been recorded in the accompanying consolidated financial statements. The Company will continue to evaluate these matters as additional information becomes available.

NOTE 12: SEGMENT REPORTING

In November 2023, the FASB issued ASU 2023-07 Segment Reporting (Topic 280): “Improvements to Reportable Segment Disclosures to enhance the reportable segment disclosures.” The guidance requires additional disclosures about significant segment expenses.

As noted above, the Company is footwear brand focusing on natural movement, quality craftsmanship, and affordability. Xero Shoes® product lines currently include minimalist casual and performance shoes, boots, and sandals, as well as do-it-yourself (DIY) sandal kits. Its products are sold directly to customers through its own website, via third party sites such as Amazon, in certain retail stores, and to international wholesale and distribution partners.

The Company generates revenues in two business segments: (1) the North American operations which includes all foreign distributors outside of Europe, and (2) European operations which includes the European Union countries and the Middle Eastern wholesale accounts. The Company primarily sells through three channels: direct-to-consumer, third-party platforms such as Amazon, and wholesale/distribution.

The Company’s Chief Executive Officer is the Chief Operating Decision Maker (“CODM”). The CODM manages the Company’s business activities as multiple operating and reportable segments. The CODM uses consolidated profit and loss to evaluate and measure performance. The following tables set forth significant segment assets and expenses.

	North
December 31, 2025	America	Europe	Total
Assets:
Cash	$7,138,940	$2,995,336	$10,134,276
Accounts receivable, net	1,835,566	725,995	2,561,561
Prepaid expenses	411,932	—	411,932
Income tax receivable	750,996	107,969	858,965
Inventory	9,288,699	6,134,815	15,423,514
Inventory in transit	5,250,067	1,658,057	6,908,124
Property and equipment, net	993,964	18,324	1,012,288
Intangible assets, net	1,103,074	—	1,103,074
Deposits	84,000	34,770	118,770
Deferred tax assets	1,193,042	46,443	1,239,485
Operating lease right-of-use assets	2,193,211	—	2,193,211
Total Assets	$30,243,491	$11,721,709	$41,965,200

F-22

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

	North
For the Year ended December 31, 2025	America	Europe	Total
Revenue	$50,173,497	$14,514,508	$64,688,005
Cost of revenue - product costs	(21,413,254)	(5,022,229)	(26,435,483)
Cost of revenue - fulfillment costs	(6,952,276)	(1,958,264)	(8,910,540)
Gross profit	22,048,529	7,293,453	29,341,982

Operating expenses:
General and administrative	4,820,165	1,114,572	5,934,737
Sales and marketing	14,114,836	3,708,684	17,823,520
Research and development	1,726,879	28,028	1,754,907
Operations	4,419,385	157,811	4,577,196
Total operating expenses	25,081,265	5,009,095	30,090,360

Income (loss) from operations	(3,032,736)	2,284,358	(748,378)

Other income (expense)
Interest income	—	—	—
Interest expense	(413,409)	—	(413,409)
Gain/(Loss) on settlement	(977,301)	264,022	(713,279)
Other income (expense)	100,710	(209,565)	(108,855)
Total other income (expense)	(1,290,000)	54,457	(1,235,543)

Net income (loss) before income taxes	(4,322,736)	2,338,815	(1,983,921)

Provision for (benefit from) income taxes	55,034	332,953	387,987

Net income (loss)	$(4,377,770)	$2,005,862	$(2,371,908)

	North
December 31, 2024	America	Europe	Total
Assets:
Cash	$1,010,918	$971,763	$1,982,681
Accounts receivable, net	2,139,243	1,776,189	3,915,432
Prepaid expenses	189,269	13,241	202,510
Income tax receivable	1,167,293	307,366	1,474,659
Inventory	11,579,470	4,230,263	15,809,733
Inventory in transit	2,901,414	3,957,893	6,859,307
Property and equipment, net	1,142,267	21,723	1,163,990
Intangible assets, net	784,084	—	784,084
Deposits	84,000	4,548	88,548
Deferred tax assets	899,418	95,410	994,828
Operating lease right-of-use assets	2,980,884	25,138	3,006,022
Total Assets	$24,878,260	$11,403,534	$36,281,794

F-23

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

	North
For the Year ended December 31, 2024	America	Europe	Total
Revenue	$54,487,979	$13,135,904	$67,623,883
Cost of revenue - product costs	(16,351,196)	(6,954,264)	(23,305,460)
Cost of revenue - fulfillment costs	(9,281,520)	(1,686,971)	(10,968,491)
Gross profit	28,855,263	4,494,669	33,349,932

Operating expenses:
General and administrative	8,182,022	2,168,513	10,350,535
Sales and marketing	14,374,351	2,684,206	17,058,557
Research and development	1,672,396	27,279	1,699,675
Operations	4,422,985	40,082	4,463,067
Total operating expenses	28,651,754	4,920,080	33,571,834

Income (loss) from operations	203,509	(425,411)	(221,902)

Other income (expense)
Interest income	868	—	868
Interest expense	(552,612)	—	(552,612)
Other income (expense)	(43,792)	(124,582)	(168,374)
Total other income (expense)	(595,536)	(124,582)	(720,118)

Net income (loss) before income taxes	(392,027)	(549,993)	(942,020)

Provision for (benefit from) income taxes	(266,694)	88,512	(178,182)

Net loss	$(125,333)	$(638,505)	$(763,838)

NOTE 13: RESTATEMENT OF FINANCIAL STATEMENTS

Subsequent to the issuance of the Company’s consolidated financial statements as of and for the years ended December 31, 2025 and 2024, management determined that the Series A Preferred Stock had been incorrectly measured since its issuance on December 2, 2020. The Series A Preferred Stock is redeemable at the election of the holders of a majority of the outstanding shares at any time on or after December 2, 2024 and is therefore classified as temporary equity in accordance with ASC 480-10-S99. The Company had correctly classified the instrument outside of permanent stockholders’ equity but had carried it at its par value of $368 rather than at its initial carrying amount, and had not accreted the instrument to its redemption value. Because the instrument was currently redeemable at each of December 31, 2024 and December 31, 2025, ASC 480-10-S99-3A requires that it be carried at its maximum redemption amount at each balance sheet date.

The Company has restated the accompanying consolidated financial statements to record the Series A Preferred Stock at its redemption value of $20,291,321 and $18,457,474 as of December 31, 2025 and 2024, respectively, with a cumulative-effect adjustment of $16,779,154 to the opening balances of additional paid-in capital and retained earnings as of January 1, 2024. Accretion of $1,833,847 and $1,677,952 was recorded for the years ended December 31, 2025 and 2024, respectively, as a charge against retained earnings.

Subsequent to the issuance of the Company’s consolidated financial statements as of and for the years ended December 31, 2025 and 2024, management determined that the Senior Preferred Stock had been incorrectly measured since its issuance on March 21, 2025. The Senior Preferred Stock s redeemable upon the occurrence of a deemed liquidation event, which is not an event solely within the control of the Company, the Senior Preferred Stock is presented outside of permanent stockholders' equity (deficit) as temporary equity in the accompanying consolidated balance sheet in accordance with ASC 480-10-S99. The Company had correctly classified the instrument outside of permanent stockholders’ equity but had carried it at its par value of $50 rather than at its net proceeds amount. Because the instrument was redeemable upon the occurrence of a deemed liquidation event not under the control of the Company at each of December 31, 2025 and December 31, 2024, ASC 480-10-S99-3A requires that it be carried at its net proceeds amount at each balance sheet date.

The Company has restated the accompanying consolidated financial statements to record the Senior Preferred Stock to reflect the $4,859,917 in net proceeds received from the sale of the shares as of December 31, 2025 and 2024.

The restatement had no effect on total assets, total liabilities, revenues, net loss, comprehensive loss, cash flows, or net loss per share for any period presented. The following tables present the changes from this restatement:

1.	The Company determined that it had understated the value of its Series A Redeemable Convertible Preferred Stock’s carrying value by $20,290,953 consisting of a reclassification of $7,998,251 from additional paid in capital and $12,292,702 in accumulated accretion of the redemption value at December 31, 2025. Accretion for the year ended December 31, 2025 was $1,833,847.

2.	The Company determined that it had understated the value of its Senior Preferred Stock and overstated the value of additional paid in capital by $4,859,967 at December 31, 2025.

3.	The Company determined that it had understated the value of its Series A Redeemable Convertible Preferred Stock’s carrying value by $18,457,474 consisting of a reclassification of $7,998,251 from additional paid in capital and $10,458,855 in accumulated accretion of the redemption value at December 31, 2024. Accretion for the year ended December 31, 2024 was $1,677,952.

F-24

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

The following tables summarize the effect of the restatement on the specific items presented in our previously reported financial statements:

FEEL THE WORLD INC.

CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2025

	December 31, 2025			December 31, 2025
ASSETS	(As Filed)		Adjustments	(As Restated)

Total assets	$41,965,200			$41,965,200

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)

Total liabilities	$21,472,021			$21,472,021

Commitments and contingencies				—

Temporary equity:
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, redemption value and liquidation preferences of $20,291,321 and $18,457,474 as of December 31, 2025 and 2024, respectively	—	(1)	20,291,321	20,291,321
Senior Preferred Stock, $0.0001 par, 500,000 shares authorized, 500,000 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively, aggregate liquidation preference of $12,500,000 as of December 31, 2025	—	(2)	4,859,967	4,859,967
Total temporary equity	—		25,151,288	25,151,288

Stockholders' equity (deficit):
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, redemption value and liquidation preferences of $20,291,321 and $18,457,474 as of December 31, 2025 and 2024, respectively	368	(1)	(368)	—
Senior Preferred Stock, $0.0001 par, 500,000 shares authorized, 500,000 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively, aggregate liquidation preference of $12,500,000 as of December 31, 2025	50	(2)	(50)	—
Class A common stock, $0.0001 par, 19,824,168 shares authorized, 5,289,980 shares issued and outstanding as of December 31, 2025 and 2024	529			529
Class B common stock, $0.0001 par, 175,832 shares authorized, 175,707 shares issued and outstanding as of December 31, 2025 and 2024	18			18
Additional paid-in capital	13,505,912	(1)	(7,998,251)	647,744
		(2)	(4,859,917)
Treasury stock	(4,424)			(4,424)
Retained earnings/(accumulated deficit)	7,387,469	(1)	(12,292,702)	(4,905,233)
Accumulated other comprehensive income/(loss)	(396,743)			(396,743)
Total stockholders' equity (deficit)	20,493,179		(25,151,288)	(4,658,109)

Total liabilities, temporary equity and stockholders’ equity (deficit)	$41,965,200		$—	$41,965,200

F-25

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

FEEL THE WORLD INC.

CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2024

	December 31, 2024			December 31, 2024
ASSETS	(As Filed)		Adjustments	(As Restated)

Total assets	$36,281,794			$36,281,794

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)

Total liabilities	$18,967,026			$18,967,026

Commitments and contingencies	—			—

Temporary equity:
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, redemption value and liquidation preferences of $20,291,321 and $18,457,474 as of December 31, 2025 and 2024, respectively	—	(3)	18,457,474	18,457,474
Total temporary equity	—		18,457,474	18,457,474

Stockholders' equity (deficit):
Series A Redeemable Convertible Preferred stock, $0.0001 par, 3,681,234 shares authorized, issued and outstanding, redemption value and liquidation preferences of $20,291,321 and $18,457,474 as of December 31, 2025 and 2024, respectively	368	(3)	(368)	—
Class A common stock, $0.0001 par, 19,824,168 shares authorized, 5,289,980 shares issued and outstanding as of December 31, 2025 and 2024	529			529
Class B common stock, $0.0001 par, 175,832 shares authorized, 175,707 shares issued and outstanding as of December 31, 2025 and 2024	18			18
Additional paid-in capital	8,602,715	(3)	(7,998,251)	604,464
Treasury stock	(4,424)			(4,424)
Retained earnings/(accumulated deficit)	9,759,377	(3)	(10,458,855)	(699,478)
Accumulated other comprehensive income/(loss)	(1,043,815)			(1,043,815)
Total stockholders' equity (deficit)	17,314,400		(18,457,474)	(1,142,706)

Total liabilities, temporary equity and stockholders’ equity (deficit)	$36,281,794		—	$36,281,794

F-26

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

FEEL THE WORLD INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For The Year Ended December 31, 2025

	For the Year Ended December 31, 2025		For the Year Ended December 31, 2025
	(As Filed)	Adjustments	(As Restated)

Revenue	$64,688,005		$64,688,005
Cost of revenue - product costs	(26,435,483)		(26,435,483)
Cost of revenue - fulfillment costs	(8,910,540)		(8,910,540)
Gross profit	29,341,982		29,341,982

Total operating expenses	30,090,360		30,090,360

Loss from operations	(748,378)		(748,378)

Total other expense	(1,235,543)		(1,235,543)

Net loss before income taxes	(1,983,921)		(1,983,921)

Provision for (benefit from) income taxes	387,987		387,987

Net loss	$(2,371,908)		$(2,371,908)

Other comprehensive income (loss)

Foreign currency translation loss	647,072		647,072

Total comprehensive income (loss)	$(1,724,836)		$(1,724,836)

Accretion of Series A redeemable convertible preferred stock to redemption value	— (1)	(1,833,847)	(1,833,847)

Net loss attributable to common stockholders	$(2,371,908)	(1,833,847)	$(4,205,755)

Weighted average common shares outstanding, basic and diluted	5,465,687		5,465,687

Net loss per share attributable to common stockholders, basic and diluted	$(0.77)		$(0.77)

F-27

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

FEEL THE WORLD INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For The Year Ended December 31, 2024

	For the Year Ended December 31, 2024		For the Year Ended December 31, 2024
	(As Filed)	Adjustments	(As Restated)

Revenue	$67,623,883		$67,623,883
Cost of revenue - product costs	(23,305,460)		(23,305,460)
Cost of revenue - fulfillment costs	(10,968,491)		(10,968,491)
Gross profit	33,349,932		33,349,932

Total operating expenses	33,571,834		33,571,834

Loss from operations	(221,902)		(221,902)

Total other expense	(720,118)		(720,118)

Net loss before income taxes	(942,020)		(942,020)

Provision for (benefit from) income taxes	(178,182)		(178,182)

Net loss	$(763,838)		$(763,838)

Other comprehensive income (loss)

Foreign currency translation loss	(768,344)		(768,344)

Total comprehensive income (loss)	$(1,532,182)		$(1,532,182)

Accretion of Series A redeemable convertible preferred stock to redemption value	— (2)	(1,677,952)	(1,677,952)

Net loss attributable to common stockholders	$(763,838)	(1,677,952)	$(2,441,790)

Weighted average common shares outstanding, basic and diluted	5,465,687		5,465,687

Net loss per share attributable to common stockholders, basic and diluted	$(0.45)		$(0.45)

F-28

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

FEEL THE WORLD, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2025 and 2024 (As Restated)

	Temporary Equity				Stockholders' Equity (Deficit)
	Series A Preferred Stock		Senior Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional paid-in capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$
Balances, December 31, 2023, as previously reported	3,681,234	$368	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$8,458,844	$(275,471)	$10,523,215	$18,703,078
Restatement adjustment	—	16,779,154	—	—	—	—	—	—	—	—	(7,998,251)	—	(8,780,903)	(16,779,522)
Balances, December 31, 2023, as restated	3,681,234	$16,779,522	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$460,593	$(275,471)	$1,742,312	$1,923,557

Stock compensation	—	—	—	—	—	—	—	—	—	—	143,871	—	—	143,871
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(768,344)	—	(768,344)
Accretion of Series A redeemable convertible preferred stock	—	1,677,952	—	—	—	—	—	—	—	—	—	—	(1,677,952)	(1,677,952)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(763,838)	(763,838)

Balances, December 31, 2024, as restated	3,681,234	$18,457,474	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$604,464	$(1,043,815)	$(699,478)	$(1,142,706)

Shares issued for senior preferred stock sale, net of offering costs	—	—	500,000	4,859,967	—	—	—	—	—	—	—	—	—	—
Stock compensation	—	—	—	—	—	—	—	—	—	—	43,280	—	—	43,280
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	647,072	—	647,072
Accretion of Series A redeemable convertible preferred stock	—	1,833,847	—	—	—	—	—	—	—	—	—	—	(1,833,847)	(1,833,847)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(2,371,908)	(2,371,908)

Ending balance, December 31, 2025, as restated	3,681,234	$20,291,321	500,000	$4,859,967	5,289,980	$529	175,707	$18	1,125	$(4,424)	$647,744	$(396,743)	$(4,905,233)	$(4,658,109)

F-29

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

FEEL THE WORLD, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2025 and 2024 (As Filed)

	Temporary Equity		Stockholders’ Equity
	Series A Preferred Stock		Senior Preferred Stock		Class A Common Stock		Class B Common Stock		Treasury Stock		Additional paid-in capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$

Balances, December 31, 2023	3,681,234	$368	—	$—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$8,458,844	$(275,471)	$10,523,214	$18,703,078

Stock compensation	—	—	—	—	—	—	—	—	—	—	143,871	—	—	143,871
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(768,344)	—	(768,344)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(763,837)	(763,837)

Balances, December 31, 2024	3,681,234	$368	—	—	5,289,980	$529	175,707	$18	1,125	$(4,424)	$8,602,715	$(1,043,815)	$9,759,377	17,314,768

Shares issued for senior preferred stock sale, net of offering costs	—	—	500,000	50	—	—	—	—	—	—	4,859,917	—	—	4,859,967
Stock compensation	—	—	—	—	—	—	—	—	—	—	43,280	—	—	43,280
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	647,072	—	647,072
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(2,371,908)	(2,371,908)

Ending balance, December 31, 2025	3,681,234	$368	500,000	$50	5,289,980	$529	175,707	$18	1,125	$(4,424)	$13,505,912	$(396,743)	$7,387,469	$20,493,179

F-30

FEEL THE WORLD, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2025 and 2024 and for the years then ended

NOTE 14: SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the consolidated balance sheet date through September 23, 2026 to determine if they must be reported. Management has determined that except as disclosed below, there were no additional reportable subsequent events to be disclosed.

Debt Agreements

On February 5, 2026, the Company entered into a credit agreement with Wells Fargo for a revolving commitment of $12,000,000. The commitment has a maturity on February 5, 2029. The Company utilized $4,000,000 of the credit available under the revolving commitment to repay its maturing commitment to JP Morgan Chase.

Legal Proceedings - Leon Weingrad v. Feel the World, Inc.

A putative class action was filed on January 1, 2026, alleging violations of the Telephone Consumer Protection Act (TCPA) for sending unsolicited marketing text messages to individuals on the Do-Not-Call Registry and/or after opt-out requests. The Company has filed a motion to dismiss and/or strike the class allegations.  No settlement discussions have occurred, and the plaintiff has not provided a demand. It is too early to determine the outcome, and the probability of loss cannot be assessed at this stage (neither probable nor remote).

Options Issuance

In February 2026, the Company issued an aggregate of 40,000 options at an exercise price of $5.22 pursuant to the 2016 Employee Stock Incentive Plan.

F-31